UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

CAREVIEW COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54090	95-4659068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 State Highway 121, Suite B-240, Lewisville, TX 75067

 (Address of principal executive offices and Zip Code)

(972) 943-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01	Financial Statements and Exhibits	3

2

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Officer

On September 6, 2013, CareView Communications, Inc. (the "Company") accepted the resignation of Anthony P. Piccin as Chief Financial Officer, Treasurer and Secretary of the Company and for the various offices he held in the Company's subsidiaries and LLCs. Pursuant to the resignation attached to this filing as Exhibit 10.118, Mr. Piccin left the Company to pursue other opportunities and his resignation was not the result of a disagreement with the Company or any matter relating to the Company's operations, financial statements, policies, or practices. The Company's management requested and Mr. Piccin agreed that he would be available to the Company in an advisory position through October 15, 2013.

The Company is actively pursuing a qualified candidate to serve as Chief Financial Officer, Treasurer and Secretary. Until those positions are filled, Steve Johnson, the Company's President and Chief Operating Officer, will also serve as the Company's Secretary and Treasurer.

In addition, L. Allan Wheeler, one of the Company's directors and chairman of the Audit Committee, will serve as the Company's Principal Financial Officer and Chief Accounting Officer as those positions relate to the Company's annual and quarterly filings with the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exh. No.	Date	Document

10.118	September 6, 2013	Resignation Letter of Anthony P. Piccin*

____________________________

* Filed herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	CAREVIEW COMMUNICATIONS, INC.

	By:	/s/ Samuel A. Greco
Samuel A. Greco Chief Executive Officer

4